                                                                    EXHIBIT 10.1

================================================================================

                                MASCO CORPORATION

             ZERO COUPON CONVERTIBLE SENIOR NOTES, SERIES B DUE 2031

                             ----------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 23, 2004

                             ----------------------

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                                     TRUSTEE

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 1 SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL................................................................   1

ARTICLE 2 CERTAIN DEFINITIONS.....................................................................................   2

ARTICLE 3 COVENANTS...............................................................................................   9
SECTION 3.01.  Reports to Holders of Notes........................................................................   9

ARTICLE 4 REDEMPTION AND CONVERSIONS..............................................................................  10
Section 4.01.  Optional Redemption by the Company.................................................................  10
Section 4.02.  Make Whole Amount and Public Acquirer Change of Control............................................  12
Section 4.03.  Purchase of Notes at the Option of the Holder......................................................  14
Section 4.04.  Further Conditions for Purchase at the Option of Holders...........................................  17
Section 4.05.  Conversion of Notes................................................................................  18
Section 4.06.  Adjustments to Conversion Rate.....................................................................  21
Section 4.07.  Miscellaneous Provisions Relating to Conversion....................................................  25
Section 4.08.  Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event....................................  28
Section 4.09.  Calculation of Original Issue Discount for U.S. Federal Income Tax Purposes........................  29
Section 4.10.  Payment of Interest................................................................................  29

ARTICLE 5 MISCELLANEOUS...........................................................................................  31
Section 5.01.  No Adverse Interpretation of other Agreements......................................................  31
Section 5.02.  No Recourse Against Others.........................................................................  31
Section 5.03.  Successors and Assigns.............................................................................  31
Section 5.04.  Duplicate Originals................................................................................  31
Section 5.05.  Severability.......................................................................................  31

Exhibit A  Form of Note
Exhibit B  Projected Payment Schedule

      SECOND SUPPLEMENTAL INDENTURE dated as of December 23, 2004 ("SUPPLEMENTAL INDENTURE"), to the Indenture dated as of February 12, 2001 (as amended, modified or supplemented from time to time in accordance therewith, the "INDENTURE"), by and among MASCO CORPORATION, a Delaware corporation (the "COMPANY") and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to Bank One Trust Company, National Association) as trustee (the "TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

      WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the "SECURITIES") to be issued in one or more series as in the Indenture provided;

      WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its Zero Coupon Convertible Senior Notes, Series B Due 2031 in the aggregate principal amount at maturity of up to $1,874,975,000 (but not to exceed the aggregate principal amount at maturity of the Company's Zero Coupon Convertible Senior Notes Due 2031 exchanged for the Notes), substantially in the form attached hereto as Exhibit A (the "NOTES"), on the terms set forth herein;

      WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose provided certain conditions are met;

      WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

      WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

      NOW, THEREFORE:

      In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE 1
                    SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

      The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount at maturity of up to $1,874,975,000 in one series, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "Zero Coupon Convertible Senior Notes, Series B Due 2031." The Notes shall be in the form of Exhibit A hereto.

      The aggregate Principal Amount of the Notes shall be payable on the Final Maturity Date unless the Accreted Value or the Restated Principal Amount has been earlier repaid or the Notes have been converted in accordance with this Supplemental Indenture.

      The Notes shall be issued at an Initial Principal Amount of $438.65 per $1,000 Principal Amount. Except as provided for in Sections 4.08 and 4.10 and paragraphs 1, 5 and 10 of the Notes, there shall be no periodic payments of interest on the Notes. The calculation of the Accreted Value in the period during which each Note remains outstanding shall be on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Issue Date of the Notes. In the event of the maturity, conversion, purchase by the Company at the option of the Holder, or redemption of a Note, Accreted Value, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Supplemental Indenture.

      The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

                                   ARTICLE 2
                               CERTAIN DEFINITIONS

      The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture, the terms defined herein will govern.

      "Accreted Conversion Price" as of any date means the price determined by dividing (x) the Accreted Value at such date, by (y) the Conversion Rate at such date.

      "Accreted Value" means, at any date of determination, (1) prior to such time as the Notes are converted to Cash Pay Notes, the sum of (x) the Initial Principal Amount of the Notes and (y) the portion of the excess of the Principal Amount of the Notes over the Initial Principal Amount which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each July 20 and January 20 at the rate of 3.125% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Notes are converted to Cash Pay Notes, the Restated Principal Amount.

      "Acquirer Common Stock" means, with respect to a Person who acquires the Company in a Change of Control, such Person's class of common stock traded on a national securities exchange or quoted on The Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with Change of Control of the Company.

      "Acquisition Value" of Common Stock means, for each Trading day in the valuation period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows:

      (i) for any Cash, 100% of the face amount of such Cash;

      (ii) for any Acquirer Common Stock, 100% of the Sale Price of such Acquirer Common Stock on each such Trading day; and

      (iii)for any other securities, assets or property, 102% of the Fair Market Value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

      "Additional Shares" has the meaning assigned thereto in Section 4.02(a).

      "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

      "Applicable Accreted Value" means the Accreted Value of $1,000 of Principal Amount of Notes on the Redemption Date for Notes called for redemption and on the date the Note is tendered for conversion, in all other cases.

      "Applicable Conversion Rate" means the Conversion Rate on any Trading Day, as adjusted in accordance with Section 4.06.

      "Applicable Conversion Reference Period" means:

      (a) for Notes that are converted after the Company has specified a Redemption Date, the five consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of a partial redemption, this clause applies only to those Notes that would be actually redeemed); or

      (b) in all other cases, the five consecutive Trading Days beginning on the third Trading Day following the date the Notes are tendered for conversion.

      "Applicable Stock Price" means an amount equal to the average of the Sale Prices during the Applicable Conversion Reference Period.

      "Bid Agent" means a bid solicitation agent appointed by the Company to act in such capacity pursuant to paragraph 3 of the Notes.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock.

      "Cash" or "cash" means U.S. legal tender.

      "Cash Dividends" has the meaning assigned thereto in Exhibit A hereto.

      "Cash Pay Notes" means the Notes, after they have been converted to semi-annual cash pay Notes following the occurrence of a Tax Event.

      A "Change of Control" will be deemed to have occurred at such time after the Issue Date when the following has occurred:

            (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, the Subsidiaries or the Company's or Subsidiaries' employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors;

            (ii) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Company or any sale, lease or other transfer of the Company's and the Subsidiaries' consolidated assets) or a series of related transactions or events pursuant to which Common Stock is exchanged for, converted into or constitutes solely the right to receive Cash, securities or other property more than 10% of which consists of Cash, securities or other property that are not, or upon issuance will not be, traded on the New York Stock Exchange or quoted on the Nasdaq National Market; or

            (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors.

      "Change of Control Notice" has the meaning assigned thereto in Section 4.02(e).

      "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

      "Common Stock" means the common stock of the Company, par value $1.00 per share, as it exists on the Issue Date and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      "Company Notice" has the meaning provided in Section 4.03.

      "Company Notice Date" has the meaning provided in Section 4.03.

      "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of this Supplemental Indenture or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

      "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

      "Conversion Date" has the meaning provided in Section 4.05.

      "Conversion Rate" shall mean, initially, 12.7243 shares of Common Stock per Note with a Principal Amount of $1,000 and shall be subject to adjustment in accordance with Section 4.06.

      "Conversion Value" means an amount equal to (a) the Applicable Conversion Rate, multiplied by (b) the Applicable Stock Price. The cash payment for fractional shares will be based on the Applicable Stock Price.

      "Daily Share Amount" means a number of shares of Common Stock, per Note with a Principal Amount of $1,000 and for each Trading Day in the Applicable Conversion Reference Period, equal to the greater of:

      (1) zero; or

      (2) a number of shares of Common Stock determined by the following formula:

   Sale Price on such day x Applicable Rate)- the Applicable Accreted Value [------------------------------------------------------------------------]
                            5 x Sale Price on such day

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 4.10.

      "Distributed Securities" has the meaning provided in Section 4.06.

      "Dollars" and "$" mean United States Dollars.

      "Effective Date" has the meaning assigned thereto in Section 4.02(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

      "Expiration Time" has the meaning provided in Section 4.06.

      "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

      "Final Maturity" or "Final Maturity Date" means July 20, 2031.

      "Five-Day Period" has the meaning assigned thereto in Exhibit A hereto.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accountant Oversight Board or in such other statements by such other entity governing the accounting profession of the United States, as in effect on the date of this Supplemental Indenture.

      "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

      "Indenture" has the meaning provided in the Recitals.

      "Initial Principal Amount" of the Notes means, in connection with the original issuance of the Notes, the initial principal amount at which the Notes were issued as set forth on the face of the Notes.

      "Interest Payment Date" has the meaning specified in Section 4.08.

      "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the successor or other equivalent of such ratings by S&P or Moody's.

      "Issue Date" means the date hereof.

      "Market Price" means, on any date, the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate under this Supplemental Indenture.

      "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

      "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

      "Net Share Amount" has the meaning assigned thereto in Section 4.05.

      "Net Shares" has the meaning assigned thereto in Section 4.05.

      "Note Price" has the meaning assigned thereto in Exhibit A hereto.

      "Notes" has the meaning provided in the Recitals.

      "Notice" shall mean, except where expressly otherwise noted herein or otherwise required by applicable law, the publication of relevant information on www.bloomberg.com or the Company's web site or by any other electronic means of publication reasonably calculated by the Company to constitute notice, except that in the case of delivery of information to the Trustee, "Notice" shall mean written notice delivered by first class mail or facsimile.

      "Option Exercise Date" has the meaning specified in Section 4.08.

      "Paying Agent" means the Trustee or any successor paying agent.

      "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

      "Principal Amount" of a Note means the principal amount of such Note at Final Maturity.

      "Principal Return" has the meaning assigned thereto in Section 4.05.

      "Public Acquirer Change of Control" means any Change of Control where the acquirer, or any entity that is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer's capital stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock traded on a national securities exchange or quoted on The Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control.

      "Purchase Date" has the meaning provided in Section 4.03.

      "Purchase Notice" has the meaning provided in Section 4.03.

      "Purchase Price" has the meaning provided in Section 4.03.

      "Purchased Shares" has the meaning provided in Section 4.06.

      "Rating Agencies" shall mean (1) S&P and (2) Moody's.

      "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

      "Redemption Notice" has the meaning provided in Section 4.01(c).

      "Redemption Price" when used with respect to any Note to be redeemed, means, in the case of Notes converted to Cash Pay Notes, the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date, and otherwise means the Accreted Value plus accrued and unpaid contingent interest, if any.

      "Registrar" means J.P. Morgan Trust Company, National Association or any successor registrar of the Notes.

      "Regular Record Date" has the meaning specified in Section 4.08.

      "Restated Principal Amount" has the meaning specified in Section 4.08.

      "S&P" means Standard and Poor's Ratings Group (a division of the McGraw-Hill Companies, Inc.) or any successor to its debt rating business.

      "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by The Nasdaq National Market.

      "Special Record Date" has the meaning specified in Section 4.10.

      "Stated Maturity", when used with respect to any Note or any installment of semi-annual or contingent interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount of such Note or such installment of semi-annual or contingent interest is due and payable.

      "Stock Price Cap" has the meaning assigned thereto in Section 4.02(a).

      "Stock Price Threshold" has the meaning assigned thereto in Section
4.02(a).

      "Supplemental Indenture" has the meaning provided in the Preamble.

      "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after July 13, 2001, as a result of:

      (a) any amendment to, or change (including any announced prospective change) in, the laws, rules or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or

      (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after July 13, 2001, there is more than an insubstantial risk that interest (including original issue discount or contingent interest, if any) payable on the Notes either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

      "Tax Event Date" has the meaning specified in Section 4.08.

      "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or other national security exchange is open for business or (y) if the applicable security is quoted on The Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Twenty-Day Average Price" means the average of the Sale Prices of the Common Stock for each Trading Day in the 20 Trading Day period ending on the last Trading Day prior to the applicable Conversion Date, appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

                                   ARTICLE 3
                                   COVENANTS

      Section 3.01. Reports to Holders of Notes.

      The Company will file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to
Section 13 or 15(d) of the Exchange Act. The Company will file with the Trustee and mail to each Holder of record of Notes such annual and other regular and periodic reports within 15 days after it files them with the Commission. If the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

                                   ARTICLE 4
                           REDEMPTION AND CONVERSIONS

      Section 4.01. Optional Redemption by the Company.

      (a) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 6 and 8 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Notes to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date. The Company shall give the Notice to the Trustee provided for in this Section 4.01(a) at least 30 days but not more than 60 days before the Redemption Date.

      (b) Selection of Notes to Be Redeemed. If any Note selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this
Section 4.01(b) shall affect the right of any Holder to convert any Note pursuant to Sections 4.05, 4.06 and 4.07 before the termination of the conversion right with respect thereto.

      (c) Redemption Notice. At least 30 days but not more than 60 days before a Redemption Date, the Company shall provide Notice of redemption ("REDEMPTION NOTICE") to the Trustee and to each Holder of Notes to be redeemed; provided that the Company shall not be required to give a Redemption Notice in respect of the January 20, 2005 Redemption Date.

      The Redemption Notice shall identify the Notes to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price and, to the extent known at the time of such Redemption Notice, the amount of contingent interest, if any, payable on the Redemption Date;

            (iii) the then current Conversion Rate;

            (iv) the name and address of the Paying Agent and the Conversion Agent;

            (v) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

            (vi) that the Notes called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

            (vii) that Holders who wish to convert Notes must comply with the procedures in paragraph 9 of the Notes;

            (viii) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Accreted Value and interest (including contingent interest), if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

            (ix) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Final Maturity of the particular Notes to be redeemed; and

            (x) the CUSIP number or numbers for the Notes called for redemption.

      If the Company elects to deliver Cash in respect of any portion of the Net Share Amount pursuant to Section 4.05(a), the Company shall provide such Holder Notice of the Company's election no later than two Business Days after the Redemption Date. Such Notice shall specify the dollar amount of the Cash portion of the Net Share Amount and the number of shares of Common Stock to be delivered upon conversion.

      At the Company's request, the Trustee shall give the Redemption Notice and the Notice of its election to settle any portion of the Net Share Amount in Cash, if applicable, in the Company's name and at the Company's expense.

      (d) Effect of Redemption Notice. Once the Redemption Notice is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid contingent interest, if any) stated in the Redemption Notice, except for Notes that are converted in accordance with the provisions of Sections 4.05, 4.06 and 4.07. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price (together with accrued contingent interest, if any).

      (e) Sinking Fund. There shall be no sinking fund provided for the Notes.

      (f) Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid contingent interest with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted in accordance with the provisions hereof. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Sections 4.05, 4.06 and 4.07. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

      Section 4.02. Make Whole Amount and Public Acquirer Change of Control.

      (a) Additional Shares. On or prior to January 20, 2007, if a Holder elects to convert the Notes pursuant to Section 4.05 in connection with a Change of Control, the Conversion Rate for such converting Holder shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below; provided that if the Sale Price is greater than $50.00 (the "STOCK PRICE CAP") or less than $25.51 (the "STOCK PRICE THRESHOLD") (subject in each case to adjustment as described below), the number of Additional Shares shall be zero. The Additional Shares shall be in addition to, and not in substitution for, any cash or shares of Common Stock otherwise due to Holders of Notes upon conversion, as described in this Supplemental Indenture. Holders will not be entitled to receive Additional Shares if a Holder elects to convert Notes in connection with a Change of Control after January 20, 2007.

      The number of Additional Shares shall be determined by reference to the table set forth below, based on the Conversion Date and the Sale Price on the Conversion Date, or if the Conversion Date falls on or after the Effective Date, the Sale Price on the Trading Day immediately prior to the effective date of such Change of Control transaction (the "EFFECTIVE DATE").

      Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 18.3379 shares per $1,000 Principal Amount, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.06.

      Any Conversion of Notes in connection with a Change of Control as provided in this Section and the settlement thereof shall be as set forth in Section 4.05.

                             Additional Shares Table

                                                                Conversion Date
                             ----------------------------------------------------------------------------------------
Sale Price                   December 15, 2004       January 20, 2005        January 20, 2006        January 20, 2007
----------                   -----------------       ----------------        ----------------        ----------------
 $25.50                           0.0000                  0.0000                  0.0000                  0.0000
 $25.51                           4.8591                  4.9569                  5.3338                  5.6136
 $30.00                           2.6499                  2.7003                  2.8216                  2.8690
 $32.50                           1.8227                  1.8546                  1.8635                  1.6695
 $35.00                           1.2060                  1.2274                  1.1656                  0.6414
 $37.50                           0.7489                  0.7683                  0.6806                  0.0000
 $40.00                           0.4104                  0.4339                  0.3600                  0.0000
 $42.50                           0.1623                  0.1855                  0.1588                  0.0000
 $50.00                           0.0000                  0.0000                  0.0000                  0.0000

      The exact Sale Price and Effective Dates may not be set forth on the table, in which case, if the Sale Price is between two Sale Prices on the table or the Effective Date is between two Effective Dates on the table, the Additional Shares shall be determined by straight-line interpolation between Additional Shares amounts set forth for the higher and lower Sale Prices and the two Effective Dates, as applicable, based on a 365-day year. The Sale Prices set forth in the column headers are subject to adjustment pursuant to
Section 4.06.

      (b) Public Acquirer Change of Control. In lieu of adjusting the Conversion Rate as set forth above in Section 4.02(a), in the case of a Public Acquirer Change of Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Note into Cash and Common Stock will be changed into a right to convert a Note into a number of shares of Acquirer Common Stock. The Conversion Rate following the Effective Date of such transaction will be a number of shares of Acquirer Common Stock equal to the product of:

            (i) the Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control, times

            (ii) the average of the quotients obtained, for each Trading Day in the five consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control (the "VALUATION PERIOD"), of:

                  (A) the Acquisition Value of the Common Stock on each such
            Trading Day in the Valuation Period, divided by

                  (B) the Sale Price of the Acquirer Common Stock on each such
            Trading Day in the Valuation Period.

      After the adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate will be subject to further similar adjustments if any of the events described above occur thereafter.

      (c) Calculation Agent. A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate the Additional Shares, based on the Conversion Date specified by the Company, and shall deliver its calculation of the Additional Shares to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, determine the Acquisition Value described in Section 4.02(b) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, within three Business Days after the end of the Valuation Period. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, shall provide a Notice to the Holders, of the Sale Price and Additional Shares per Principal Amount with respect to a Change of Control as part of the Change of Control Notice. Upon a Public Acquirer Change of Control, whereby the Company has elected to change the conversion consideration pursuant to Section 4.02(b) above, the Company, or at the Company's request, the Trustee in the name and at the expense of the Company, shall provide a Notice to the Holders, promptly within three Business Days after the end of the Valuation Period, of the number of shares of Acquirer Common Stock into which the Notes are convertible after the Effective Date. Any Notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such Notice. The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section 4.03(c).

      (d) Adjustment Related to Additional Shares. Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 4.06, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Sale Prices set forth in the Additional Shares Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Sale Prices set forth in the Additional Shares Table shall equal the Stock Price Threshold, Stock Price Cap and such Sale Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate so adjusted.

      (e) Change of Control Notice. As promptly as practicable, but in no event less than 15 days prior to the Effective Date of a Change of Control, the Company shall provide Notice of Change of Control ("CHANGE OF CONTROL NOTICE") to the Trustee and to each Holder of Notes and shall state:

            (i) the Effective Date and, briefly, the events causing such Change in Control;

            (ii) the procedures the Holders must follow to exercise rights under
Section 4.03 and this Section 4.02

            (ii) specify whether the Company will adjust the Conversion Rate or elect to modify the conversion obligation, in accordance with Section 4.02(b);

            (iii) the then current Conversion Rate;

            (iv) if applicable, the Sale Price;

            (v) if applicable, the number of Additional Shares; and

            (vi) the name and address of the Conversion Agent.

      Section 4.03. Purchase of Notes at the Option of the Holder.

      (a) Purchase of Notes at the Option of the Holder. On each of January 20, 2005, January 20, 2007, July 20, 2011, July 20, 2016, July 20, 2021 and July 20,
2026 (each, a "PURCHASE DATE"), at the purchase price specified in paragraph 7 of the Notes (each, a "PURCHASE PRICE"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes, upon:

            (i) delivery to the Paying Agent by the Holder of a written Notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                  (A) if certificated, the certificate numbers of the Notes
            which the Holder shall deliver to be purchased;

                  (B) the portion of the Principal Amount of the Notes which the
            Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof; and

                  (C) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental Indenture.

            (ii) delivery or book-entry transfer of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.03 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

            (b) Procedures. The Company shall purchase from the Holder thereof, pursuant to this Section 4.03, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 4.03 shall be consummated by the delivery of Cash (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by Section 4.03(a) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.04(a).

            The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (c) Delivery of Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the information required by Section 4.03(e); and

                  (ii) whether the Company desires the Trustee to give the
            Company Notice required by Section 4.03(e).

            (d) Purchase with Cash. The Purchase Price in respect of which a Purchase Notice pursuant to Section 4.03(a) has been given, or a specified percentage thereof, shall be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Notes.

            (e) Notice. The Company shall send a notice (a "COMPANY NOTICE") to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the Purchase Date (the "COMPANY NOTICE DATE"); provided, however, that the Company shall not be required to give such Company Notice with respect to the January 20, 2005 Purchase

Date. Such Company Notice shall state that payments shall be made in Cash and shall include a form of Purchase Notice to be completed by a Holder and shall state:

            (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such Notice, the amount of contingent interest, if any, that will be payable with respect to the Notes on the Purchase Date;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Notes as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

            (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price and contingent interest, if any;

            (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (iv);

            (vi) the procedures the Holder must follow under Section 4.03;

            (vii) briefly, the conversion rights of the Notes;

            (viii) that, unless the Company defaults in making payment of such Purchase Price and contingent interest, if any, Accreted Value and interest (including contingent interest), if any, on Notes covered by any Purchase Notice (or interest, if the Notes have been converted into Cash Pay Notes pursuant to Section 4.08 of this Supplemental Indenture, if any) will cease to accrue on and after the Purchase Date;

            (ix) the CUSIP or ISIN number of the Notes; and

            (x) the procedures for withdrawing a Purchase Notice.

      At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

      (f) Covenants of the Company. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      (g) Procedure upon Purchase. On or before 11:00 a.m. (New York City time) on the Business Day immediately following the Purchase Date, the Company shall deposit with the

Paying Agent Cash sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid contingent interest with respect to, the Notes to be purchased pursuant to this Section 4.03. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such Note on the Business Day following the Purchase Date, then, on and after such date, such Note shall cease to be outstanding and Accreted Value on such Note shall cease to accrue, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Note).

      (h) Taxes. Nothing herein shall preclude any income tax withholding required by law or regulations.

      Section 4.04. Further Conditions for Purchase at the Option of Holders.

      (a) Effect of Purchase Notice. Upon receipt by the Company of the Purchase Notice specified in Section 4.03(a), the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price and any accrued and unpaid contingent interest, if any, with respect to such Note. Such Purchase Price and contingent interest, if any, shall be paid to such Holder promptly following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 4.03(a), have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.03(a). Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date to which it relates specifying:

            (i) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted;

            (ii) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted; and

            (iii) the Principal Amount, if any, of the Notes which remain subject to the original Purchase Notice and which has been or shall be delivered for purchase by the Company.

      A written notice of withdrawal of a Purchase Notice may be in the form of a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      There shall be no purchase of any Notes pursuant to Section 4.03 or redemption pursuant to Section 4.01 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice, or the giving by the Company of the required Redemption Notice, and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price, and any accrued and unpaid contingent interest with respect to all such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes
(x) with respect to which a Purchase Notice, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price, and any accrued and unpaid contingent interest with respect to all such Notes) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      (b) Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased or redeemed.

      (c) Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 4.03, the Company shall (i) comply with Rules 13e-4 and 14e-1 (which terms, as used herein, include any successor provision thereto) under the Exchange Act, if applicable;
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 4.03 to be exercised in the time and in the manner specified in
Section 4.03.

      (d) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash that remains unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee has agreed to pay on the Cash held by them for the payment of a Purchase Price or contingent interest, if any; provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 4.04(b) exceeds the aggregate Purchase Price of, and any accrued and unpaid contingent interest with respect to, the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly after the Business Day following the Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, while such Cash is held by the Trustee or the Paying Agent.

      Section 4.05. Conversion of Notes.

      (a) Right to Convert. A Holder of a Note may convert such Note at any time during which the conditions stated in paragraph 9 of the Notes are met. Subject to certain exceptions described under clause (d)(iii) in paragraph 9 of the Notes, if a Holder surrenders its Notes for conversion, such holder will receive, in respect of each $1,000 of Principal Amount:

            (i) Cash in an amount (the "PRINCIPAL RETURN") equal to the lesser of (A) the Applicable Accreted Value and (B) the Conversion Value; and

            (ii) if the Conversion Value is greater than the Applicable Accreted Value, a number of shares of Common Stock (the "NET SHARES") equal to the sum of the Daily Share Amounts (calculated as described below) for each Trading Day during the Applicable Conversion Reference Period (the "NET SHARE AMOUNT"); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver Cash or a combination of Cash and shares of Common Stock equal to the value of the sum of the Daily Share Amounts. For this purpose, the value of each Daily Share Amount shall be calculated using the Sale Price of Common Stock on each Trading Day in the Applicable Conversion Reference Period. If and to the extent that the Company makes such an election, references herein to "Net Share Amount" shall be deemed to be references to such amount in Cash or combination of Cash and Common Stock, as applicable.

      If the Company elects to deliver Cash in respect of any portion of the Net Share Amount, on the date that a Holder surrenders Notes for conversion, the Company shall provide such Holder Notice of the Company's election, unless the Company has already provided such Notice pursuant to Section 4.01(c). Such Notice shall specify the dollar amount of the Cash portion of the Net Share Amount and the number of shares of Common Stock to be delivered upon conversion. At the Company's request, the Trustee shall give such Notice in the Company's name and at the Company's expense.

      A Holder may convert a portion of the Principal Amount of a Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

      (b) Conversion Procedures. To convert a Note a Holder must satisfy the requirements in paragraph 9 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable, but in no event later than the third Business Day following the determination of the Applicable Stock Price the Company shall deliver to the Holder, through the Conversion Agent, the Principal Return, Net Share Amount, if applicable, and Cash in lieu of any fractional share determined pursuant to Section 4.05(c). The Person in whose name any Common Stock certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Net Share Amount upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

      No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
4.06. On conversion of a Note, that portion of Accreted Value (or interest, if the Company has exercised its option to convert the Notes to Cash Pay Notes pursuant to Section 4.08) attributable to the period from the Issue Date of the Note to the Conversion Date and accrued contingent interest with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full

(except as contemplated in paragraph 10 of the Notes) to the Holder thereof through delivery of the Principal Amount and Net Share Amount, if applicable (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted.

      If a Holder converts more than one Note at the same time, the Principal Return, the Net Share Amount (together with the Cash payment, if any, in lieu of fractional shares) shall be based on the total Principal Amount of the Notes converted.

      Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount (or the Restated Principal Amount, if applicable) to the unconverted portion of the Note surrendered.

      If the last day on which a Note may be converted is a legal holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

      (c) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

      (d) Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

      (e) Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

      All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      Section 4.06. Adjustments to Conversion Rate.

      The Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of Common Stock or other capital stock, on Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause
(i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section
4.06 shall become effective immediately after the Common Stock Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

      (b) In case the Company shall issue rights or warrants to all holders of any class or series of its Common Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Sale Price per share of Common Stock on the day preceding the date of announcement of the Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Common Stock Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets (other than Cash dividends or other Cash distributions from the Company's current or retained earnings) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 4.06(b)) (any of the foregoing hereinafter in this Section 4.06(c) called the "DISTRIBUTED SECURITIES"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Common Stock Record Date mentioned below, and the denominator shall be the Sale Price per share of the Common Stock on such Common Stock Record Date less the fair market value on such Common Stock Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Common Stock Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event (a) the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Common Stock Record Date or (b) such Market Price exceeds the fair market value of such Distributed Securities by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note on such Common Stock Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market on the same day used in computing the Sale Price of the Common Stock.

      Notwithstanding the foregoing provisions of this Section 4.06(c), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Common Stock Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, converted such Note for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Common Stock Cash (excluding any Cash that is distributed upon a merger or consolidation to which Section 4.07(f) applies) in an aggregate amount that, combined together with (i) the aggregate amount of any other such distributions to all holders of any class of its Common Stock made exclusively in Cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
Section 4.06(d) has been made, and (ii) the aggregate of any Cash plus the fair market value of other consideration (as so determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) payable in respect of any tender offer by the Company for all or any portion of any class of its Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 4.06(e) has been made, unless, beginning July 20, 2007, the annualized amount per share of Common Stock of any such dividend or distribution made on or after July 20, 2007 exceeds 10% of the product of the Sale Price on the day preceding the date of declaration of such dividend or distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Common Stock Record Date by a fraction of which the numerator shall be such Sale Price of the Common Stock and the denominator shall be such Sale Price of the Common Stock less the amount of Cash and the fair market value (as so determined) of such other consideration so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that no adjustment will be made in respect of any such dividends and distributions that are paid during any period for which the Company is paying contingent interest to Holders; provided, further, that, if the portion of the cash so distributed applicable to one share of Common Stock is (i) equal to or greater than the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution or (ii) the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution is greater than the fair market value of the consideration distributed pursuant to
Section 4.06(e) by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, Cash and other consideration the Holder would have received had such Holder converted such Note immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.06(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4.06(d) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

      (e) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of any class of its Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) for an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the Cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of any class of its Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 4.06(e) has been made, and (b) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in Cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 4.06(d) has been made (except as excluded by the first parenthetical phrase thereof), exceeds 10% of the product of the Market Price (determined as provided herein) as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

      (f) If prior to July 20, 2007 the Company makes a dividend or other distribution consisting exclusively of Cash to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                  SP(0)
CR(1) = CR(0) x ----------
                SP(0) - ED

where,

CR(0) = the Conversion Rate in effect immediately prior to the Common Stock
        Record Date for such Cash dividend or distribution;

CR(1) = the Conversion Rate in effect immediately after the ex dividend date for such Cash dividend or distribution;

SP(0) = the average of the Sale Prices of Common Stock for the ten consecutive
        Trading Days prior to the Trading Day immediately preceding the ex dividend date of such Cash dividend or distribution; and

ED = the amount by which such Cash dividend or distribution together with all other such Cash dividends or distributions made during the fiscal quarter (and for which no adjustment has been made), exceeds $0.18 per share (appropriately adjusted from time to time for any share dividends on or subdivisions of Common Stock).

      (g) For purposes of this Section 4.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      Section 4.07. Miscellaneous Provisions Relating to Conversion.

      (a) When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 4.06, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account by any subsequent adjustment. All calculations under Sections 4.05, 4.06 and 4.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

      (b) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible into cash, assets or property (other than securities of the Company or another Person), no adjustment need be made thereafter as to the cash, assets or property. Interest shall not accrue on the Cash.

      No adjustment need be made for a transaction referred to in Section 4.06(a), (b), (c), (d) or (e) if Holders participate in the transaction (without converting their Notes) by receiving the same Cash, assets, property or securities that they would have received had they converted their Notes immediately prior to the Common Stock Record Date or the effective date of the transaction as the case may be.

      (c) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly provide to Holders a Notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such Notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

      (d) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 4.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall provide to Holders and file with the Trustee and the Conversion Agent a Notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof. The Company shall provide the Notice at least 15 days before the date the increased Conversion Rate takes affect. The Notice shall state the increased Conversion Rate and the period it shall be in effect.

      (e) Notice to Holders Prior to Certain Actions. In case:

            (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.06;

            (ii) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants to purchase Common Stock;

            (iii) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (other than a Change of Control); or

            (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be provided to Holders of Notes, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a Notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such Notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

      (f) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock; or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then, unless the provisions of Section 4.02 hereof shall apply to such transaction, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of Cash and, if applicable, shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.07(f).

      The Company shall cause Notice of the execution of such supplemental indenture to be provided to Holders of Notes, within 20 days after execution thereof. Failure to deliver such Notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

      If this Section 4.07(f) applies to any event or occurrence, Section 4.06 shall not apply.

      (g) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Six of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or Cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07(f) relating either to the kind or amount of shares of stock or securities or property (including Cash) receivable by Holders upon the conversion of their Notes after any event referred to in such
Section 4.07(f) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      (h) Simultaneous Adjustments. In the event that Sections 4.05, 4.06 or
4.07 require adjustments to the Conversion Rate under more than one of Section 4.06(a), (b), (c) or (d), and the Common Stock Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 4.06(c), second, the provisions of Section 4.06(d), third, the provisions of
Section 4.06(a), and fourth, the provisions of Section 4.06(b).

      (i) Successive Adjustments. After an adjustment to the Conversion Rate under Sections 4.05, 4.06 or 4.07, any subsequent event requiring an adjustment under Sections 4.05, 4.06 or 4.07 shall cause an adjustment to the Conversion Rate as so adjusted.

      (j) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 4.05, 4.06 or 4.07, such adjustments shall be made to the Sale Price or Market Price as may be necessary or appropriate to effectuate the intent of Sections 4.05, 4.06 or 4.07 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

      (k) Stockholder Rights Plans. Upon conversion of the Notes the Holders shall receive, in addition to the Common Stock issuable upon such conversion, any rights issued under any stockholder rights plan the Company shall have implemented (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

      Section 4.08 . Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event.

      From and after (i) the date (the "TAX EVENT DATE") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this 4.08, whichever is later (the "OPTION EXERCISE DATE"), at the option of the Company, cash interest in lieu of future Accreted Value shall accrue at the rate of 3.125% per annum on a restated principal amount per $1,000 original Principal Amount (the "RESTATED PRINCIPAL AMOUNT") equal to its Accreted Value on the Option Exercise Date and shall be payable semi-annually on July 20 and January 20 of each year (each an "INTEREST PAYMENT DATE") to holders of record at the close of business on July 1 and January 1 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written Notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written Notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and provide Notice to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Maturity or upon a Redemption Date or Purchase Date, in lieu of the Principal Amount or Accreted Value, as applicable, of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest and (ii) contingent interest shall cease to accrue on the Notes. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to Cash Pay Notes.

      Section 4.09. Calculation of Original Issue Discount for U.S. Federal Income Tax Purposes.

      The Company agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to agree, to treat (in the absence of an administrative determination or judicial ruling to the contrary), for United States federal income tax purposes, the Notes as contingent payment debt instruments subject to Section 1.1275-4 of the Treasury Regulations. For United States federal income tax purposes, interest will accrue on the Notes as original issue discount according to the "noncontingent bond method," set forth in Section 1.1275-(b) of the Treasury Regulations, based on a comparable yield of 8.125% compounded semi-annually and the projected payment schedule attached hereto as Exhibit B.

      The Company acknowledges and agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash pay nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes; (ii) the schedule of projected payments attached hereto as Exhibit B is determined on the basis of the comparable yield and an assumption of linear growth of the stock price and a constant dividend yield;
(iii) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes; and (iv) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

      Section 4.10. Payment of Interest.

      (a) Paying Agent to Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on any applicable Interest Payment Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semi-annual or contingent interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      (b) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

      (c) Payment of Interest; Interest Rights Preserved.

            (i) Semi-annual or contingent interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual or contingent interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Note, semi-annual or contingent interest payable on any applicable payment date will be paid to the depository, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

            (ii) Except as otherwise specified with respect to the Notes, any semi-annual or contingent interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "DEFAULTED INTEREST", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or
      (B) below.

                  (A) The Company may elect to make payment of any Defaulted
            Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest (the "SPECIAL RECORD DATE"), which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such Notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the Notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

                  (B) Alternatively, the Company may make payment of any
            Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any Notes exchange on which such Notes may be listed, and upon such Notice as may be required by such exchange, if, after Notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section 4.10, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to semi-annual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other Note.

                                    ARTICLE 5
                                  MISCELLANEOUS

      Section 5.01. No Adverse Interpretation of other Agreements.

      This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

      Section 5.02. No Recourse Against Others.

      All liability described in paragraph 18 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

      Section 5.03. Successors and Assigns.

      All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

      Section 5.04. Duplicate Originals.

      The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 5.05. Severability.

      In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                         MASCO CORPORATION

                                         By: /s/ Timothy Wadhams
                                             ----------------------------------
                                             Name: Timothy Wadhams
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By: /s/ Benita A. Pointer
    -------------------------------
    Name:  Benita A. Pointer
    Title: Assistant Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  Exhibit A-1

                                MASCO CORPORATION

             ZERO COUPON CONVERTIBLE SENIOR, SERIES B NOTE DUE 2031

No. __                                                CUSIP:  574 599 BB 1
Issue Date:  December 23, 2004                        ISIN: US57 4599 BB15
Initial Principal Amount:  $438.65
(for each $1,000 Principal Amount at Final Maturity)

      Masco Corporation, a Delaware corporation, promises to pay to ___________________ or registered assigns, on July 20, 2031 the Principal Amount of _______ Dollars ($__________), or, if applicable, the Restated Principal Amount.

      This Note shall not bear periodic interest except as specified on the other side of this instrument. This Note shall accrete as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

      Additional provisions of this Note are set forth on the other side of this Note.

                                  Exhibit A-2

      IN WITNESS WHEREOF, Masco Corporation has caused this instrument to be duly executed.

                                               MASCO CORPORATION

                                               By:______________________________
                                                  Name:
                                                  Title:

Attest:

By:______________________________
   Name:
   Title:

Dated:

J.P. Morgan Trust Company, National Association as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture

Date:

By:______________________________
   Name:
   Title:

                                  Exhibit A-3

                    [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                                MASCO CORPORATION

             ZERO COUPON CONVERTIBLE SENIOR NOTE, SERIES B DUE 2031

1.    INTEREST

      This Note shall not bear periodic interest, except as specified in this paragraph and in paragraphs 5 and 10 hereof. If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price pursuant to paragraph 7 hereof or upon the Final Maturity of this Note) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 10 hereof, then in each such case the overdue amount shall bear interest at the rate of 3.125% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accretion.

      The Notes shall increase in Accreted Value commencing on the Issue Date.

      "ACCRETED VALUE" means, at any date of determination, (1) prior to such time as this Note is converted to a Cash Pay Note, the sum of (x) the Initial Principal Amount of this Note and (y) the portion of the excess of the Principal Amount of this Note over the Initial Principal Amount which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each July 20 and January 20 at the rate of 3.125% per annum from the Issue Date through the date of determination compounded on the basis of a 360-day year and twelve 30-day months and (2) at or after such time as this Note is converted to a Cash Pay Note, its Restated Principal Amount.

2.    METHOD OF PAYMENT

      Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    PAYING AGENT, CONVERSION AGENT, BID AGENT AND REGISTRAR

      Initially, J.P. Morgan Trust Company, National Association (the "TRUSTEE"), shall act as Paying Agent, Conversion Agent, Bid Agent and Registrar. The Company may appoint and

                                  Exhibit A-4
change any Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar without Notice, other than Notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar.

4.    INDENTURE

      The Company issued the Notes under an Indenture dated as of February 12, 2001 between the Company and Trustee, as supplemented by a Supplemental Indenture relating to the Notes between the Company and Trustee dated December 17, 2004 (together, the "INDENTURE"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180, Attention: Corporate Secretary.

5.    CONTINGENT INTEREST

      Subject to the accrual and Common Stock Record Date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "CONTINGENT INTEREST PERIOD") from January 20 to July 19 and from July 20 to January 19, commencing January 20, 2007, if the average Note Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the Accreted Value of such Note to the Trading Day immediately preceding the first day of the relevant Contingent Interest Period.

      The amount of contingent interest payable per $1,000 Principal Amount hereof in respect of any Contingent Interest Period shall equal the greater of
(x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock with a value equal to the Principal Return as of the accrual date for such contingent interest and
(B) the Net Share Amount as of the accrual date for such contingent interest and
(y) 0.125% of the average Note Price for the Five-Day Period with respect to such Contingent Interest Period.

      Contingent interest, if any, will accrue and be payable to Holders as of the Common Stock Record Date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during a Contingent Interest Period, on the last day of the relevant Contingent Interest Period. In

                                  Exhibit A-5
addition, on any Purchase Date or Redemption Date that occurs during a Contingent Interest Period for which a Holder is entitled to contingent interest pursuant to clause (y) of the preceding paragraph, contingent interest will be payable to such Holder in an amount equal to the amount that would have been otherwise payable to such Holder on the last day of such Contingent Interest Period divided by the actual number of days from the first day of such Contingent Interest Date to the Purchase Date or Redemption Date, as the case may be, using a 360-day year composed of twelve 30-day months.

      "FIVE-DAY PERIOD" means, with respect to any Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the Common Stock Record Date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "FIVE-DAY PERIOD" means, with respect to such Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding such Common Stock Record Date.

      "CASH DIVIDENDS" means all cash dividends on the Common Stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors as part of its cash dividend payment practices.

      "NOTE PRICE" means, as of any date of determination, the average of the secondary market bid quotations per Note obtained by the Bid Agent for $10 million Principal Amount of Notes at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Note Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 4.06(a), 4.06(b) or 4.06(c) (subject to the conditions set forth in Sections 4.07(a) and 4.07(b)) of the Supplemental Indenture.

      Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site at www.masco.com, if such web site exists.

6.    REDEMPTION AT THE OPTION OF THE COMPANY

      No sinking fund is provided for the Notes. Between the Issue Date and January 25, 2007 the Company may only redeem the Notes for cash, in whole but not in part, if the Sale Price of Common Stock is equal to or greater than 130% of the conversion price in effect for at least 20 Trading Days in any consecutive 30-Trading Day period, where "CONVERSION PRICE" means

                                  Exhibit A-6
the Redemption Price divided by the Conversion Rate. The Company will give holders not less than 30-days' nor more than 60-days' Redemption Notice.

      Beginning on January 25, 2007, the Company may, at its option, redeem the Notes for cash at any time as a whole, or from time to time in part, at their Redemption Price. The Company will give holders not less than 30-days' nor more than 60-days' Redemption Notice.

      The table below shows what the Accreted Value of a Note would be on the Issue Date, and at specified dates thereafter prior to maturity and at Final Maturity. The Accreted Value, in dollars, of a Note per $1,000 Principal Amount redeemed between such dates shall include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table to but excluding the actual Redemption Date.

                                Initial Principal    Increase in Accreted           Redemption Price
Redemption Date                     Amount(1)         Value at 3.125% (2)                 (1+2)
---------------                     ---------         -------------------                 -----
December 23, 2004                 $   438.65            $     0.00                   $     438.65
July 20, 2005                     $   438.65            $     7.89                   $     446.54
July 20, 2006                     $   438.65            $    21.96                   $     460.61
January 20, 2007                  $   438.65            $    29.16                   $     467.80
January 25, 2007                  $   438.65            $    29.36                   $     468.01
July 20, 2007                     $   438.65            $    36.46                   $     475.11
July 20, 2008                     $   438.65            $    51.43                   $     490.08
July 20, 2009                     $   438.65            $    66.86                   $     505.51
July 20, 2010                     $   438.65            $    82.78                   $     521.43
July 20, 2011                     $   438.65            $    99.21                   $     537.85
July 20, 2012                     $   438.65            $   116.14                   $     554.79
July 20, 2013                     $   438.65            $   133.62                   $     572.27
July 20, 2014                     $   438.65            $   151.64                   $     590.29
July 20, 2015                     $   438.65            $   170.23                   $     608.88
July 20, 2016                     $   438.65            $   189.41                   $     628.06
July 20, 2017                     $   438.65            $   209.19                   $     647.84
July 20, 2018                     $   438.65            $   229.59                   $     668.24
July 20, 2019                     $   438.65            $   250.64                   $     689.28
July 20, 2020                     $   438.65            $   272.34                   $     710.99
July 20, 2021                     $   438.65            $   294.74                   $     733.39
July 20, 2022                     $   438.65            $   317.83                   $     756.48
July 20, 2023                     $   438.65            $   341.66                   $     780.31
July 20, 2024                     $   438.65            $   366.23                   $     804.88
July 20, 2025                     $   438.65            $   391.58                   $     830.23
July 20, 2026                     $   438.65            $   417.73                   $     856.38
July 20, 2027                     $   438.65            $   444.70                   $     883.35
July 20, 2028                     $   438.65            $   472.52                   $     911.17
July 20, 2029                     $   438.65            $   501.22                   $     939.87
July 20, 2030                     $   438.65            $   530.82                   $     969.47
July 20, 2031                     $   438.65            $   561.35                   $   1,000.00

                                  Exhibit A-7

      If this Note has been converted to Cash Pay Notes, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date.

      In addition to the Redemption Price payable with respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

      Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, plus, in the case of purchases after July 20, 2007, accrued and unpaid contingent interest, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price for any purchase only in Cash.

      The purchase price of a Note will be:

      -     $439.67 per Note on January 20, 2005;

      -     $467.80 per Note on January 20, 2007;

      - $537.85 per Note on July 20, 2011, plus accrued and unpaid contingent interest, if any;

      - $628.06 per Note on July 20, 2016, plus accrued and unpaid contingent interest, if any;

      - $733.39 per Note on July 20, 2021, plus accrued and unpaid contingent interest, if any; and

      - $856.38 per Note on July 20, 2026, plus accrued and unpaid contingent interest, if any.

      Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

      If prior to a Purchase Date this Note has been converted to a Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

      In addition to the Purchase Price payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in Cash promptly following the later of the Purchase Date and the time of delivery of such Notes to the Paying Agent pursuant to the Indenture.

                                  Exhibit A-8

      Holders have the right to withdraw any Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

      If Cash sufficient to pay a Purchase Price (together with any accrued and unpaid contingent interest), with respect to all Notes or portions thereof to be purchased as of the Purchase Date, is deposited with the Paying Agent on the Business Day immediately following the Purchase Date, such Notes will cease to accrete and interest (including, where applicable, contingent interest), if any, will cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price, and, where applicable, accrued and unpaid contingent interest, if any, upon surrender or such Note).

8.    NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

      The Redemption Notice shall be provided by the Company at least 30 days but not more than 60 days before the Redemption Date. If money sufficient to pay the Redemption Price of, together with any accrued and unpaid contingent interest with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted in accordance with the provisions thereof is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Accreted Value and interest (including contingent interest), if any, ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in multiples of $1,000 or Principal Amount.

9.    CONVERSION

      A Holder of a Note may convert this Note for the Principal Return and, if applicable, the Net Share Amount, at any time on or before the close of business on July 20, 2031 if at least one of the following conditions is satisfied:

      (a) the Twenty-Day Average Price on the Conversion Date is at least a specified percentage of the Accreted Conversion Price, such percentage beginning at 119% for the first year and declining 1/3% on July 20 each year thereafter, reaching 1101/3% for the year beginning July 20, 2030 and declining to 110% at Final Maturity;

      (b) the credit rating assigned to the Notes by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services is reduced to below Investment Grade;

      (c) the Notes have been called for redemption by the Company, at any time prior to the close of business on the Business Day prior to the Redemption Date; or

      (d) (i) the Company elects to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price at the time of such distribution, (ii) the Company elects to distribute to all holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, or (iii) in the event the Company is a

                                  Exhibit A-9
party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective date until 15 days after the actual effective date of such transaction. After the effective date, settlement of the Notes and the Conversion Value and the Net Share Amount, will be based on the kind and amount of Cash, securities or other property of the Company or another Person that the Holder would have received had the Holder converted its Notes immediately prior to the transaction, unless the Company shall have elected to adjust the Conversion Rate for a Public Acquirer Change of Control in accordance with Section 4.02 of the Supplemental Indenture. If a Holder elects to convert Notes in accordance with Section 4.02 of the Supplemental Indenture and is entitled to an adjustment for Additional Shares in accordance with Section 4.02 of the Supplemental Indenture, conversion of the Notes will settle after the effective date of such transaction.

      In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders of Notes at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such Notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

      In the case of the foregoing clause (d)(iii), in the event of a Change of Control, the Company must provide the Change of Control Notice in accordance with Section 4.02(e) of the Supplemental Indenture.

      If this Note is called for redemption, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

      In the event the Company exercises its option pursuant to Section 4.08 of the Supplemental Indenture to convert the Notes to Cash Pay Notes, the Holder will be entitled on conversion to receive the Principal Amount and Net Share Amount such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes with respect to which the Company has provided a Redemption Notice) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion are so surrendered after a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date (in which case such converting Holder shall receive a final interest payment on such Interest Payment Date, which interest payment may be repayable to the Company upon conversion as described in this paragraph), no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

      Notes surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (except Notes with respect to which the Company has provided a

                                  Exhibit A-10

Redemption Notice) must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive. Except where Notes surrendered for conversion are so surrendered during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (in which case such converting Holder shall receive a final contingent interest payment on the date such contingent interest is payable, which contingent interest payment may be repayable to the Company upon conversion as described in this paragraph), no contingent interest on converted Notes will accrue after the date of conversion.

      To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee, (4) pay any transfer or similar tax, if required and (5) if required, pay any interest on the Note such Holder is to receive on the next Interest Payment Date by virtue of having been a Holder on the relevant Regular Record Date.

      A Holder may convert a portion of this Note only if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Note, that portion of Accreted Value (or, interest, if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted portion of this Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Principal Return and Net Share Amount (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof; and the fair market value of the Principal Return and Net Share Amount, if any (together with any Cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Accreted Value (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Cash, Net Share Amount (and any such cash payment) shall be treated as issued in exchange for the Initial Principal Amount of the Note being converted pursuant to the provisions hereof.

10.   TAX EVENT

      (a) From and after (i) the date (the "TAX EVENT DATE") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "OPTION EXERCISE DATE"), at the option of the Company, all of the Notes will cease to accrete, and cash interest shall accrue at the rate of 3.125% per annum on the restated principal amount (the "RESTATED PRINCIPAL AMOUNT"), equal to the Accreted Value on the Option Exercise Date, and shall be payable semiannually on July 20 and January 20 of each year (each an "INTEREST PAYMENT DATE") to holders of record at the close of business on July 1 or January 1 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be

                                  Exhibit A-11
computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

      (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

      (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Note.

11.   DEFAULTED INTEREST

      Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 4.10(c)(ii) of the Supplemental Indenture.

12.   DENOMINATIONS; TRANSFER; EXCHANGE

      The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount and multiples of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

13.   PERSONS DEEMED OWNERS

      The registered Holder of this Note may be treated as the owner of this Note for all purposes.

14.   UNCLAIMED MONEY OR PROPERTY

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

                                  Exhibit A-12

15.   AMENDMENT; SUPPLEMENT; WAIVER

      Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in Principal Amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, or to make any other change, provided such action does not adversely affect the rights of any Holder.

16.   SUCCESSOR CORPORATION

      When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

17.   TRUSTEE DEALINGS WITH THE COMPANY

      J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

18.   NO RECOURSE AGAINST OTHERS

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.   AUTHENTICATION

      This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20.   ABBREVIATIONS

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

                                  Exhibit A-13

                            FORM OF CONVERSION NOTICE

To:  Masco Corporation

      The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note, and directs that the Cash and shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

      This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

                                        ___________________________

                                        ___________________________
                                               Signature(s)

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

                                        Principal Amount to be converted
                                        (if less than all):

___________________________________
(Name)
                                        $__,000
___________________________________
(Street Address)

                                        Social Security or Other Taxpayer Number
___________________________________
(City, state and zip code)

Please print name and address

                                  Exhibit A-14

                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
              (Insert assignee's social security or tax ID number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address, and zip code)

and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________            Your signature:_______________________________
                                  (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                  Exhibit A-15

                                                                       EXHIBIT B

                          PROJECTED PAYMENT SCHEDULE*

SEMI-ANNUAL PERIOD ENDING                                PROJECTED PAYMENT PER NOTE
-------------------------                                --------------------------
January 20, 2005                                              $     0.00
July 20, 2005                                                 $     0.00
January 20, 2006                                              $     0.00
July 20, 2006                                                 $     0.00
January 20, 2007                                              $     0.00
July 20, 2007                                                 $     0.00
January 20, 2008                                              $     0.00
July 20, 2008                                                 $     0.00
January 20, 2009                                              $     3.31
July 20, 2009                                                 $     3.31
January 20, 2010                                              $     3.31
July 20, 2010                                                 $     3.31
January 20, 2011                                              $     3.31
July 20, 2011                                                 $     3.31
January 20, 2012                                              $     3.31
July 20, 2012                                                 $     3.31
January 20, 2013                                              $     3.31
July 20, 2013                                                 $     3.31
January 20, 2014                                              $     3.31
July 20, 2014                                                 $     3.31
January 20, 2015                                              $     3.31
July 20, 2015                                                 $     3.31
January 20, 2016                                              $     3.31
July 20, 2016                                                 $     3.31
January 20, 2017                                              $     3.31
July 20, 2017                                                 $     3.31
January 20, 2018                                              $     3.31
July 20, 2018                                                 $     3.31
January 20, 2019                                              $     3.31
July 20, 2019                                                 $     3.31
January 20, 2020                                              $     3.31
July 20, 2020                                                 $     3.31
January 20, 2021                                              $     3.31
July 20, 2021                                                 $     3.31
January 20, 2022                                              $     3.31
July 20, 2022                                                 $     3.31
January 20, 2023                                              $     3.31
July 20, 2023                                                 $     3.31
January 20, 2024                                              $     3.31
July 20, 2024                                                 $     3.31
January 20, 2025                                              $     3.31
July 20, 2025                                                 $     3.31
January 20, 2026                                              $     3.31

                                  Exhibit B-1

                          PROJECTED PAYMENT SCHEDULE*

SEMI-ANNUAL PERIOD ENDING                                PROJECTED PAYMENT PER NOTE
-------------------------                                --------------------------
July 20, 2026                                                 $     3.31
January 20, 2027                                              $     3.33
July 20, 2027                                                 $     3.47
January 20, 2028                                              $     3.62
July 20, 2028                                                 $     3.77
January 20, 2029                                              $     3.93
July 20, 2029                                                 $     4.10
January 20, 2030                                              $     4.27
July 20, 2030                                                 $     4.45
January 20, 2031                                              $     4.64
July 20, 2031                                                 $ 3,871.34

*The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash-pay nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the Notes. The schedule of projected payments is determined on the basis of the comparable yield and an assumption of linear growth of the Company's stock price and a constant dividend yield. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

                                  Exhibit B-2